SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2014

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of CenterState Banks, Inc. (“CenterState”) was held on May 28, 2014. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. This current report on Form 8-K discloses the voting results for all matters voted upon at this Special Shareholders’ Meeting.

As to the approval of the issuance of CenterState common stock in connection with the Agreement and Plan of Merger dated January 29, 2014 (“Merger Agreement”) by and between CenterState and First Southern Bancorp, Inc. (“First Southern”), providing for the merger of First Southern with and into CenterState (“Merger”), the number of votes cast was approximately as follows:

For	Against	Abstain
25,080,499	125,482	34,645

Also on May 28, 2014, First Southern advised CenterState that the First Southern shareholders had approved the Merger Agreement at a Special Meeting of First Southern shareholders held on May 28, 2014. Accordingly, all CenterState and First Southern shareholder approvals of the transactions required by the Merger Agreement have been obtained.

Completion of the Merger remains subject to the satisfaction of the remaining closing conditions contained in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: May 28, 2014

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